STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated December 31 , 2005, is by and among Liberty Diversified Holdings, Inc., a Nevada corporation ("Buyer"), Mario Ramirez ("Stockholder") and MCR Printing & Packaging, Inc., a California corporation (the "Company"). The Company and the Stockholder are sometimes collectively referred to as the "Stockholders."

                                  RECITAL:
                                  --------

     WHEREAS, the Company is in the business of printing packaging materials.

     WHEREAS, Stockholder owns one hundred percent (100%) of the outstanding capital stock of Company (the "Shares");

     WHEREAS, Buyer has engaged Avalon Advisors to provide an appraisal of the Company and the Company has an appraised value of $8,000,000.

     WHEREAS, Buyer desires to acquire the Company and make it a wholly-owned subsidiary of Buyer; and

     WHEREAS, Stockholder desires to sell, and Buyer desires to purchase the Shares of the Company upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows.

                                 ARTICLE I
                         PURCHASE AND SALE OF STOCK
                        ---------------------------

     1.1. Sale of Common Stock.
          ---------------------
          Stockholder hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date (as defined in Section 1.3), free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever, 10,000 shares of duly and validly issued, fully paid and nonassessable common stock of the Company, representing all of the Shares.

     1.2. Purchase Price.
          ---------------
     (a)  Purchase Price.
          ---------------
          Subject to the terms and conditions of this Agreement and in reliance upon the respective representations, warranties and covenants of Buyer, Stockholder and the Company herein contained and in full consideration of such sale, conveyance, transfer, assignment and delivery of the Shares to Buyer, Buyer agrees to deliver to Stockholder 800,000 shares of Buyer's newly created Class D Preferred stock with rights and preferences described in section 1.2(b) (the "Class D Preferred Stock").



     (b)  Preferred Stock Description.
          ----------------------------
          The Class D Preferred Stock shall have rights and preferences as follows:

          (i)  Liquidation Preference.
               -----------------------
               The Class D Preferred Stock shall be senior to all other classes of securities in the event of a liquidation of Buyer. Buyer shall not incur debt (other than ordinary course of business accounts payable) without the consent of the holder of the Class D Preferred Stock.

          (ii) Dividend.
               ---------
               In the event Buyer declares a dividend to the holders of the common stock, then the holders of the Class D Preferred Stock shall participate in such dividend, on a pro rata basis, as if 100% of the outstanding shares of the Class D Preferred Stock had been converted as of the effective date of such dividend.

          (iii)Voting.
               --------
               The Class D Preferred Stock shall vote as if all shares of the Class D Preferred Stock had been converted as of the record date for such vote.

          (iv) Terms of Conversion.
               --------------------
               100% of the shares of Class D Preferred Stock shall be assigned the fair market value of substantially all of the Company's assets (excluding all real estate and improvements upon such real estate, which shall be removed from the Company), to be mutually agreed upon between the parties (the "Company Assets FMV"). The Class D Preferred Stock shall be convertible in 100,000 share minimum blocks. Each 100,000 share block shall be valued at 1/8 multiplied by the Company Assets FMV. The number of shares of the Buyer's common stock into which the 100,000 share block may be converted shall equal: the assigned value of the 100,000 share block divided by the Common Stock Market Price (as hereinafter defined). The Common Stock Market Price shall be the ten day weighted average trading price of the Buyer's common stock, with a ceiling of $1.00 and a floor of $.05.

     1.3. Closing.
          --------
          The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Oswald & Yap at 9:00 a.m. on December 31, 2005, or such other place and time that the parties decide to meet on December 31, 2005 . The date and time of the Closing are herein referred to as the "Closing Date."

                                 ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF
                     ----------------------------------
                     STOCKHOLDER CONCERNING THE COMPANY
                     ----------------------------------

     To induce Buyer to enter into this Agreement, Stockholder represents and warrants to Buyer as follows:

                                     2

     2.1. Organization and Qualifications of the Company.
          -----------------------------------------------
          The Company is a corporation lawfully existing and in good standing under the laws of California with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Company is duly qualified and in good standing as a foreign corporation in each state where such qualification is required.

     2.2. Capitalization of the Company.
          ------------------------------
          The authorized capital stock of the Company consists of 100,000 shares of Common Stock of which 10,000 are issued and outstanding, fully paid and non-assessable. There are no outstanding warrants, options, preemptive rights, or other rights to purchase or acquire any shares of the Company's capital stock. No securities of the Company are either directly or indirectly convertible into or exchangeable for shares of capital stock of the Company and there are no stock appreciation, phantom or similar rights based on the book value or any other attribute of any capital stock of the Company.

     2.3. Subsidiaries.
          -------------
          The Company does not have any subsidiaries or own any securities issued by any other business organization or governmental authority. The Company is not a partner or joint venturer in any partnership or joint venture.

     2.4. Title to Properties; Condition of Properties.
          ---------------------------------------------
          The Company has good and marketable title to all of the assets listed on the Latest Balance Sheet (defined in Section 2.7) (other than inventory and other assets sold since the date of the Latest Balance Sheet in the ordinary course of business) and all other assets used in its business free and clear of any encumbrance of any kind (collectively, "Encumbrances"), except liens securing debt reflected on the Latest Balance Sheet. All machinery and equipment owned by the Company is in good repair, has been well maintained and is in good working order, normal wear and tear excepted. All assets necessary for the continued operation of the Company's business as it is currently being conducted and as it has been conducted since December 31, 2004, are owned by the Company or subject to valid leasehold interests.

     2.5. Real Property.
          --------------
          All real property leased by the Company (the "Real Property") is described in Schedule 2.5. The Real Property is expressly excluded from the purchase and sale transaction contemplated by this Agreement. The Real Property shall be transferred from the Company to Stockholder or his designee. Buyer shall however be granted a two year option from the Closing Date to acquire the Real Estate at a mutually agreed upon fair market value for the Real Property at the time of such exercise of the option.

     2.6. Environmental Matters.
          ----------------------

          (a) Other than as disclosed on Schedule 2.6, neither the Real Property nor any property previously owned or operated by the Company has been used by the Company, or to the best knowledge of each Stockholder, by any other party, for the purpose of generating, storing, disposing or treating of any hazardous, toxic or dangerous substance, waste or material ("Hazardous Materials") as defined under or regulated by any federal, state or local laws relating to pollution, protection of the environment or worker health and safety (collectively, the "Environmental Laws") except to the extent such generating, storing, disposing or treating is not in violation of the Environmental Laws. Except as set forth on Schedule 2.6, there has been no release or threatened release of Hazardous Materials on the Real Property by the Company or, to the best knowledge of each Stockholder, by any other party. All releases of Hazardous Materials listed on Schedule 2.6, if any, on the Real Property have been fully remediated as required by the Environmental Laws. Neither the Company nor any Stockholder has received any notice of any asserted present or past failure by the Company or by any other party to comply with any Environmental Laws or any rule or regulation adopted pursuant to such laws in connection with the Real Property.
                                     3
          (b) Other than as disclosed on Schedule 2.6, the Company has not transported Hazardous Materials, or arranged for the transportation of Hazardous Materials to any disposal, treatment or storage site which is the subject of federal, state or local enforcement actions, or, to the best knowledge of each Stockholder, other governmental or private investigations, or which may lead to claims against the Company for clean up costs, remedial work, or for damages.

          (c) There are no underground storage tanks, as defined under federal or applicable state law, located on the Real Property, and none has been placed on the Real Property during the Company's possession of the Real Property.

          (d) There are no expenditures required to bring the Real Property in compliance with the Environmental Laws.

     2.7. Financial Statements.
          ---------------------
          Stockholder has delivered to Buyer the following financial statements (collectively, the "Financial Statements"):

          (a) Unaudited Income Statement, Balance Sheet, and Statement of Cash Flow of the Company for the year ending December 31, 2004.

          (b) Unaudited Balance Sheet of the Company as of September 30, 2005 (the "Latest Balance Sheet"), and an Income Statement for the six-month period then-ended prepared by the Company.

     All of the financial statements referred to in this Section 2.7 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Company's past practices, are complete and correct and present fairly the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered.

                                     4

     2.8. Payment of Taxes.
          -----------------
          The Company has filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owing by it except taxes which have not yet accrued or otherwise become due and taxes for which adequate provision has been made in the Latest Balance Sheet.

     2.9. Absence of Undisclosed Liabilities.
          -----------------------------------
          Except as set forth on Schedule 2.9, the Company has no liabilities of any nature, whether accrued, absolute or contingent, other than and to the extent reflected or reserved against on the Latest Balance Sheet and liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet. There is no agreement, judgment, decree, order or, to the best knowledge of Stockholder, any facts which materially affects, or may in the future (so far as can now be reasonably foreseen) materially affect, the business, properties, operations or condition of the Company which has not been specifically disclosed in this Agreement.

     2.10.Accounts Receivable.
          ---------------------
          All of the accounts receivable of the Company reflected on the Latest Balance Sheet or thereafter acquired are valid and enforceable claims, fully collectible and subject to no setoff or counterclaim in the recorded amounts, subject only to the allowance for doubtful accounts maintained in accordance with the Company's past practices.

     2.11.Inventories.
          ------------
          The inventory of the Company consists of items of a quantity consistent with normal inventory levels of the Company and of a quality and condition that is usable and saleable in the ordinary course of business for the purposes for which intended. Such inventory is carried on the Company's books of account in accordance with generally accepted accounting principles consistently applied.

     2.12.Conduct of Business in the Ordinary Course.
          -------------------------------------------
          The Company has conducted its business since December 31, 2004, only in the usual and ordinary course consistent with past practice and since such date, the Company has not (i) sold or transferred any of its assets, except inventory in the ordinary course of business; (ii) changed any method of accounting or accounting practice; (iii) increased or promised to increase the compensation payable to any employee; (iv) made any direct or indirect payments, dividends, distributions, sales or transfers of assets, other than normal compensation, to any officer, director, shareholder or employee of the Company or any of their affiliates; (v) changed its outstanding shares of capital stock or repurchased, redeemed or acquired any outstanding shares of capital stock or other ownership interest in securities of the Company; or (vi) suffered any damage or casualty to its assets.

     2.13.Patents, Trade Names, Trademarks and Copyrights.
          ------------------------------------------------
          The Company owns and has the right to use, free and clear of any claims or rights of others, all patents, trademarks, service marks, tradenames, formulations, lab manuals, know-how, unpatented technology, trade secrets and customer lists which it is using. A list of all registered trademarks is attached as Schedule 2.13.


                                     5

     2.14.Contracts.
          ----------
          Except for contracts, commitments, plans, agreements and licenses described on Schedule 2.14 (the "Contracts"), the Company is not a party to or subject to:

          (a) any contract or agreement providing for the purchase of all or substantially all of the Company's requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          (b) any contract or agreement not terminable on 30-days notice without penalty to the Company;

          (c)  any contract with any sales agent or distributor;

          (d) any contract containing covenants limiting the Company's freedom to compete in any line of business or with any person or entity;

          (e)  any license agreement (as licensor or licensee);

          (f) any contract or agreement with any present or former officer, director or shareholder of the Company or with any persons or organizations controlled by or affiliated with any of them; or

          (i) any other material contract not entered into in the ordinary course of business.

     All Contracts are in full force and effect and have not been amended, extended or otherwise modified. Neither the Company nor, to the best knowledge of Stockholder, any other party is in default under any of the Contracts.

     2.15.Litigation.
          -----------
          There is no legal, administrative, arbitration or other proceeding or governmental investigations pending or, to the best knowledge of Stockholder, threatened against the Company.

     2.16.Compliance with Laws.
          ---------------------
          The Company has not violated, and is not violating, any laws, regulations or permits which apply to the conduct of its business or the Real Property, the failure with which to comply would have a material adverse effect on the Company.

     2.17.Permits.
          --------
          The Company holds all licenses, permits and franchises which are required to permit it to conduct its business, and all such licenses, permits and franchises are listed on Schedule 2.17.


                                     6

     2.18.Transactions with Interested Persons.
          -------------------------------------
          Stockholder does not own directly or indirectly any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company, or any organization which has a material contract or arrangement with the Company.

     2.19.Warranty or Other Claims.
          -------------------------
          There are no existing material claims against the Company for goods or services which are defective or fail to meet any product warranties or contract or industry standards. To the best knowledge of each Stockholder, there are no threatened claims, or any facts upon which a claim could be based, against the Company for goods or services which are defective or fail to meet any product warranties or contract or industry standards.

     2.20.Employee Benefit Programs.
          --------------------------
          (a)  All employee benefit plans as that term is defined in
     Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, which are maintained or contributed to by the Company for the benefit of its employees or former employees are described in Schedule 2.20. To the best knowledge of Stockholder, the Company is in full compliance with the Internal Revenue Code of 1986, as amended (the "Code") and ERISA with respect to all such employee benefit plans.

          (b) Other than claims for benefits by employees, beneficiaries or dependents arising in the normal course of the operation of such plans, no claim is currently pending or, to the best knowledge of each Stockholder, threatened against any such plan. There are no unfunded obligations of the Company under any of its retirement, pension, profit-sharing and deferred compensation plans and programs.

          (c) the Company has filed all returns required under the Code and ERISA with respect to its employee benefit plans, including returns required by the Department of Labor.

          (d) the Company has complied with all obligations under the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

     2.22 Employee Matters.
          -----------------

          (a) Schedule 2.22 contains a true and complete list of all employees of the Company as of the date hereof, and their salaries and wages;

          (b) the Company is not a party to any collective bargaining agreement and, to the best knowledge of each Stockholder, no labor union or group is attempting to organize or represent any employees of the Company;

                                     7

          (c) the Company is in substantial compliance with applicable federal, state and local laws respecting terms and conditions of employment, occupational safety and health and wages and hours;

          (d) To the best knowledge of each Stockholder, none of the employees of the Company has suffered or is suffering from any illness or disease caused directly or indirectly by any employment related condition or by contact with any Hazardous Materials within the scope of such employee's employment with the Company.

          (e) No employees of the Company are currently on temporary or permanent disability or other leave;

          (f) there are no labor strikes or work stoppages threatened against the Company; and

          (g) there are no material pending or threatened grievance or arbitration proceedings regarding labor matters, and the Company has not experienced any work stoppage or other labor difficulty.

                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
               ----------------------------------------------

     Stockholder represents and warrants to Buyer as follows:

     3.1. Ownership of the Shares.
          ------------------------
          Stockholder is the record and beneficial owner of the Shares set forth on Exhibit A attached hereto free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions. Stockholder is not subject to, or a party to, any Articles of Incorporation or Bylaws provisions, shareholder control agreements, buy-sell agreements, contracts, instruments or other restrictions of any kind or character which directly or indirectly restrict or otherwise limit in any manner the voting, sale or other disposition of such Shares.

     3.2. Authority of Stockholder.
          -------------------------
          Stockholder has full and unrestricted legal right, power and authority to enter into this Agreement, and to sell, assign, transfer, and deliver to Buyer valid, lawful and marketable title to such Shares to be sold, assigned and transferred by Stockholder pursuant to this Agreement. Such Stockholder represents that neither the execution and delivery of this Agreement or any other agreements contemplated hereby nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of, or result in default or loss of a benefit under, or permit the acceleration of any obligation under, any judgment, order, decree, mortgage, contract, agreement, deed of trust, indenture, lease or other instrument or any federal, state or local statute, law, ordinance, rule, or regulation applicable to such Stockholder or the Company or any of his or its assets or property or business.


                                     8

     3.3. Title.
          ------
          Upon delivery to Buyer of certificates representing all of such Stockholder's Shares at Closing, Buyer will acquire lawful, valid and marketable title to such Shares free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever.

     3.4. Prohibitions of Transactions.
          -----------------------------
          Stockholder is not presently a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in equity by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement.

                                 ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF BUYER
                  ----------------------------------------

     Buyer represents and warrants to the Company and Stockholder as follows:

     4.1. Approval.
          ---------
          Buyer has all necessary corporate power and is duly authorized to purchase, acquire and accept the Shares as specified in this Agreement. Buyer has taken all action required to authorize and approve the execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

     4.2. Prohibitions of Transactions.
          -----------------------------
          Buyer is not presently a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in equity by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement.

     4.3. Capitalization of Buyer.
          ------------------------
          The authorized capital stock of Buyer consists of 100,000,000 shares of Common Stock as of January 3, 2006 of which 31,782 are issued and outstanding, fully paid and non-assessable. Buyer also has authorized three classes of preferred stock consists of 70,000,000 shares of which a total of 42,862,085 are issued and outstanding, fully aid and non-assessable. There are no outstanding warrants, options, preemptive rights, or other rights to purchase or acquire any shares of Buyer's capital stock. No securities of Buyer are either directly or indirectly convertible into or exchangeable for shares of capital stock of Buyer, except for the conversion rights of the existing classes of preferred stock, and there are no stock appreciation, phantom or similar rights based on the book value or any other attribute of any capital stock of Buyer.


                                     9

     4.4. Subsidiaries.
          -------------
          Buyer has three wholly owned subsidiaries: (1) eWorldMedia, Inc.;
(2) Corporate Media Solutions, Inc.; and (3) Peaceful Feet Shoeshine, Inc. Buyer is not a partner or joint venturer in any partnership or joint venture.

     4.5. Title to Properties; Condition of Properties.
          ---------------------------------------------
          Buyer has good and marketable title to all of the assets listed on the Latest Balance Sheet (defined in Section 4.8) (other than inventory and other assets sold since the date of the Latest Balance Sheet in the ordinary course of business) and all other assets used in its business free and clear of any encumbrance of any kind (collectively, "Encumbrances"), except liens securing debt reflected on the Latest Balance Sheet. All machinery and equipment owned by Buyer is in good repair, has been well maintained and is in good working order, normal wear and tear excepted.
All assets necessary for the continued operation of Buyer's business as it is currently being conducted and as it has been conducted since December 31, 2004, are owned by Buyer or subject to valid leasehold interests.

     4.6. Real Property.
          --------------
          All real property leased by Buyer (the "Buyer's Real Property") is described in Schedule 4.6. Buyer does not own any real property.

     4.7. Environmental Matters.
          ----------------------

          (a) Other than as disclosed on Schedule 4.7, neither Buyer's Real Property nor any property previously owned or operated by Buyer has been used by Buyer by any other party, for the purpose of generating, storing, disposing or treating of any hazardous, toxic or dangerous substance, waste or material ("Hazardous Materials") as defined under or regulated by any federal, state or local laws relating to pollution, protection of the environment or worker health and safety (collectively, the "Environmental Laws") except to the extent such generating, storing, disposing or treating is not in violation of the Environmental Laws.
Except as set forth on Schedule 4.76, there has been no release or threatened release of Hazardous Materials on Buyer's Real Property by Buyer or by any other party. All releases of Hazardous Materials listed on
Schedule 4.7, if any, on Buyer's Real Property have been fully remediated as required by the Environmental Laws. Buyer has received any notice of any asserted present or past failure by Buyer or by any other party to comply with any Environmental Laws or any rule or regulation adopted pursuant to such laws in connection with Buyer's Real Property.

          (b) Other than as disclosed on Schedule 4.7, Buyer has not transported Hazardous Materials, or arranged for the transportation of Hazardous Materials to any disposal, treatment or storage site which is the subject of federal, state or local enforcement actions, or other governmental or private investigations, or which may lead to claims against Buyer for clean up costs, remedial work, or for damages.



                                     10

          (c) There are no underground storage tanks, as defined under federal or applicable state law, located on Buyer's Real Property, and none has been placed on Buyer's Real Property during Buyer's possession of Buyer's Real Property.

     (d) There are no expenditures required to bring Buyer's Real Property in compliance with the Environmental Laws.


     4.8. Financial Statements.
          ---------------------
          Buyer has delivered to Stockholder the following financial statements (collectively, the "Financial Statements"):

          (a) Audited Income Statement, Balance Sheet, and Statement of Cash Flow of Buyer for the year ending December 31, 2004.

          (b) Reviewed Balance Sheet of Buyer as of September 30, 2005 (the "Latest Balance Sheet"), and an Income Statement for the six-month period then-ended prepared by Buyer.

     All of the financial statements referred to in this Section 4.8 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with Buyer's past practices, are complete and correct and present fairly the financial condition of Buyer at the dates of said statements and the results of its operations for the periods covered.

     4.9. Payment of Taxes.
          -----------------
          Buyer has filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owing by it except taxes which have not yet accrued or otherwise become due and taxes for which adequate provision has been made in the Latest Balance Sheet.

     4.10.Absence of Undisclosed Liabilities.
          -----------------------------------
          Except as set forth on Schedule 4.10, Buyer has no liabilities of any nature, whether accrued, absolute or contingent, other than and to the extent reflected or reserved against on the Latest Balance Sheet and liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet. There is no agreement, judgment, decree, order or any facts which materially affects, or may in the future (so far as can now be reasonably foreseen) materially affect, the business, properties, operations or condition of Buyer which has not been specifically disclosed in this Agreement.

     4.11.Accounts Receivable.
          --------------------
          All of the accounts receivable of Buyer reflected on the Latest Balance Sheet or thereafter acquired are valid and enforceable claims, fully collectible and subject to no setoff or counterclaim in the recorded amounts, subject only to the allowance for doubtful accounts maintained in accordance with Buyer's past practices.

                                     11


     4.12.Inventories.
          ------------
          The inventory of Buyer consists of items of a quantity consistent with normal inventory levels of Buyer and of a quality and condition that is usable and saleable in the ordinary course of business for the purposes for which intended. Such inventory is carried on Buyer's books of account in accordance with generally accepted accounting principles consistently applied.

     4.13.Conduct of Business in the Ordinary Course.
          -------------------------------------------
          Buyer has conducted its business since December 31, 2004, only in the usual and ordinary course consistent with past practice and since such date, Buyer has not (i) sold or transferred any of its assets, except inventory in the ordinary course of business; (ii) changed any method of accounting or accounting practice; (iii) increased or promised to increase the compensation payable to any employee; (iv) made any direct or indirect payments, dividends, distributions, sales or transfers of assets, other than normal compensation, to any officer, director, shareholder or employee of Buyer or any of their affiliates; or (v) suffered any damage or casualty to its assets.

     4.14.Patents, Trade Names, Trademarks and Copyrights.
          ------------------------------------------------
          Buyer owns or has the right to use, free and clear of any claims or rights of others, all patents, trademarks, service marks, tradenames, formulations, lab manuals, know-how, unpatented technology, trade secrets and customer lists which it is using. A list of all registered trademarks is attached as Schedule 4.14.

     4.15.Contracts.
          ----------
          Except for contracts, commitments, plans, agreements and licenses described on Schedule 4.15 (the "Contracts"), Buyer is not a party to or subject to:

          (a) any contract or agreement providing for the purchase of all or substantially all of Buyer's requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          (b) any contract or agreement not terminable on 30-days notice without penalty to Buyer;

          (c)  any contract with any sales agent or distributor;

          (d) any contract containing covenants limiting Buyer's freedom to compete in any line of business or with any person or entity;

          (e)  any license agreement (as licensor or licensee);

          (f) any contract or agreement with any present or former officer, director or shareholder of Buyer or with any persons or organizations controlled by or affiliated with any of them; or

          (g) any other material contract not entered into in the ordinary course of business.


                                     12

     All Contracts are in full force and effect and have not been amended, extended or otherwise modified. Neither Buyer nor any other party is in default under any of the Contracts.

     4.16.Litigation.
          -----------
          There is no legal, administrative, arbitration or other proceeding or governmental investigations pending or threatened against Buyer.

     4.17.Compliance with Laws.
          ---------------------
          Buyer has not violated, and is not violating, any laws, regulations or permits which apply to the conduct of its business, the failure with which to comply would have a material adverse effect on Buyer.


     4.18.Permits.
          --------
          Buyer holds all licenses, permits and franchises which are required to permit it to conduct its business, and all such licenses, permits and franchises are listed on Schedule 4.18.

     4.19.Regulatory Matters.
          -------------------
          Buyer has filed and is current with all filings with the Securities and Exchange Commission ("SEC") and any other applicable regulatory, listing or exchange agency. All filing with the SEC or other applicable regulatory, listing or exchange agency are true and correct and contain no material inaccuracies.

     4.20 Transactions with Interested Persons.
          -------------------------------------
          Buyer does not own directly or indirectly any material interest in any customer, competitor or supplier of Buyer, or any organization which has a material contract or arrangement with Buyer.

     4.21.Warranty or Other Claims.
          -------------------------
          There are no existing material claims against Buyer for goods or services which are defective or fail to meet any product warranties or contract or industry standards. There are no threatened claims, or any facts upon which a claim could be based, against Buyer for goods or services which are defective or fail to meet any product warranties or contract or industry standards.

     4.22.Employee Benefit Programs.
          --------------------------

          (a)  All employee benefit plans as that term is defined in
     Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, which are maintained or contributed to by the Company for the benefit of its employees or former employees are described in Schedule 4.21. To the best knowledge of Stockholder, Buyer is in full compliance with the Internal Revenue Code of 1986, as amended (the "Code") and ERISA with respect to all such employee benefit plans.

          (b) Other than claims for benefits by employees, beneficiaries or dependents arising in the normal course of the operation of such plans, no claim is currently pending or threatened against any such plan. There are no unfunded obligations of Buyer under any of its retirement, pension, profit-sharing and deferred compensation plans and programs.


                                     13

          (c) Buyer has filed all returns required under the Code and ERISA with respect to its employee benefit plans, including returns required by the Department of Labor.

          (d) Buyer has complied with all obligations under the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

     4.24.Employee Matters.
          -----------------

          (a) Schedule 4.24 contains a true and complete list of all employees of Buyer as of the date hereof, and their salaries and wages;

          (b) Buyer is not a party to any collective bargaining agreement and no labor union or group is attempting to organize or represent any employees of Buyer;

          (c) Buyer is in substantial compliance with applicable federal, state and local laws respecting terms and conditions of employment, occupational safety and health and wages and hours;

          (d) None of the employees of Buyer has suffered or is suffering from any illness or disease caused directly or indirectly by any employment related condition or by contact with any Hazardous Materials within the scope of such employee's employment with Buyer.

          (e) No employees of Buyer are currently on temporary or permanent disability or other leave;

          (f) there are no labor strikes or work stoppages threatened against Buyer; and

          (g) there are no material pending or threatened grievance or arbitration proceedings regarding labor matters, and Buyer has not experienced any work stoppage or other labor difficulty.



                                     14

                                 ARTICLE V
                             CLOSING DOCUMENTS
                             -----------------

     5.1  Deliveries of Stockholder.
          --------------------------
          Stockholder shall deliver to Buyer on the Closing Date all of the following, executed as appropriate:

     (a) a Certificate executed by the Secretary of the Company certifying as to (i) an attached copy of the Company's Articles of Incorporation in effect as of the date hereof, (ii) an attached copy of the Company's Bylaws in effect as of the date hereof, and (iii) a Certificate of Good Standing of the Company from the California Secretary of State, dated no more than ten (10) days prior to the Closing Date;

     (b) the stock certificate(s) representing all of the Shares, duly endorsed for transfer or accompanied by an executed stock power; and

     (c) opinion of counsel(s) for the Stockholders with respect to matters set forth in Article III herein.

     5.2  Deliveries of Buyer.
          --------------------
          Buyer shall deliver to Stockholder on the Closing Date all of the following, executed as appropriate:

     (a) the Class D Preferred Shares in accordance with Section 1.2 hereof within 20 days of the Closing Date; and

     (b) an Employment Agreement between the Company and Stockholder upon terms and conditions satisfactory to Buyer and Stockholder.

                                 ARTICLE VI
                                 COVENANTS
                                 ----------

     6.1. General Release.
          ----------------
          On the Closing Date, Stockholder releases the Company and its directors, officers, shareholders, agents and employees and discharges them from any and all obligations and claims which have arisen or might arise out of facts or actions existing or taken on or prior to the Closing Date, except obligations or claims which may be made under this Agreement. In the event that Buyer is entitled to any claim for indemnification under this Agreement, Stockholder agrees that he shall not have the right to seek indemnity or contribution with respect to any such claim from, or have any similar right with respect to, the Company, Buyer or their respective affiliates whether by contract, agreement, bylaw, corporate law statute, common law or otherwise.



                                     15

     6.2  Confidential Information.
          -------------------------
          Each party to this Agreement recognizes that the other parties' business interests require the fullest practical protection and confidential treatment of all information not generally known within the relevant trade group or by the public, including, without limitation, all documents, writings, memoranda, business plans, illustrations, designs, plans, know-how, technology, financial information, personnel data, processes, formulas, programs, inventions, computer software, reports, sources of supply, customer lists, supplier lists, pricing policies, operational methods, marketing plans or strategies, product development techniques, business acquisition plans, methods of manufacture, trade secrets and all other valuable or unique information and techniques acquired, developed or used by the Company relating to its business, operations, employees or customers (hereinafter collectively termed "Protected Information"). Each party to this Agreement expressly acknowledges and agrees that Protected Information constitutes trade secrets and confidential and proprietary business information of Buyer and the Company. Protected Information shall not include information which is or becomes part of the public domain through no breach of this Agreement by any party. Each party to this Agreement acknowledges that Protected Information is essential to the success of business, and it is the policy of Buyer and the Company to maintain as secret and confidential Protected Information. Accordingly, each party to this Agreement agrees to hold such Protected Information in a fiduciary capacity, to keep secret and to treat confidentially and not to, and not to permit any other entity or person to, directly or indirectly, appropriate, divulge, disclose or otherwise disseminate to any other entity or person nor use in any manner for any parties' or any other entity's or person's purposes or benefit any Protected Information, and not to use or aid others in using any such Protected Information except to the extent that disclosure is required by law; provided, however, that the parties shall provide Buyer and the Company with notice as far in advance of any required disclosure as is practicable in order for Buyer and the Company to obtain an order or other assurance that any information required to be disclosed will be treated as Protected Information and all parties shall use all reasonable efforts to cooperate with Buyer and the Company in connection therewith and in furtherance thereof. This obligation of non-disclosure of information shall continue to exist for so long as such information remains Protected Information.

     6.3  Scope.
          ------
          If, at the time of enforcement of Section 6.2, a court of competent jurisdiction shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

     6.4  Remedies.
          ---------
          Each party to this Agreement agrees that if he or it shall commit or threaten to commit a breach of any of the covenants and agreements contained in this Article VI, then Buyer or the Company shall have the right to seek and obtain all appropriate injunctive and other equitable remedies therefor, in addition to any other rights and remedies that may be available at law, it being acknowledged and agreed that any such breach would cause irreparable injury to Buyer and the Company and that money damages would not provide an adequate remedy therefor. If any party to this Agreement violates any of the terms of this Article VI, the running of the periods of limitation referred to in this Agreement shall be tolled from the date that Buyer or the Company gives to the violating party notice of such violation until such violation shall cease and shall begin to run again only when the violating party is in compliance with the terms hereof, whether voluntarily or pursuant to an order of a court.



                                     16

                                ARTICLE VII
                              INDEMNIFICATION
                              ----------------

     7.1  By Buyer.
          ---------
          Buyer agrees to indemnify, reimburse, defend and hold harmless Stockholder from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing less any undisputable net tax benefits recognized by the party seeking indemnification as a result of the matter which is the subject of the indemnification claim (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to:

          (a) any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by Buyer in this Agreement or any other document delivered by Buyer at the Closing; or

          (b) any breach of or failure by Buyer to perform any covenant or obligation of Buyer set out or contemplated in this Agreement or any other document delivered by Buyer at the Closing.

     7.2  By the Company.
          ---------------
          The Company agrees to indemnify, reimburse, defend and hold harmless Buyer and its officers, directors, partners, employees, agents, successors, assigns and affiliates (collectively the "Buyer Group"), from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to:

          (a) any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in (i) any representation or warranty made by Stockholder in
Article III or (ii) any other document delivered by Stockholder at the Closing; or

          (b) any breach of or failure by the Company to perform any covenant or obligation of the Company set out or contemplated in this Agreement or any other document delivered by the Company at the Closing; or

          (c) any and all claims related to disclosed or undisclosed liabilities not reserved for on the Financial Statements related to the Company or the operation of its business on or prior to the Closing Date other than liabilities arising under any Contract after the Closing Date; or

          (d) any and all claims related to any and all taxes due from and owed (i) by the Company on or prior to the Closing Date; or

          (e)  any breach by the Company of Article VI.


                                     17

     7.3  By Stockholder.
          ---------------
          Subject to Section 7.4, Stockholder indemnify, reimburse, defend and hold harmless Buyer Group from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to:

          (a) any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) (i) any representation or warranty made by Stockholder in
Article II, or (ii) any other document delivered by Stockholder at the Closing; or

          (b) any breach of or failure by Stockholder to perform any covenant or obligation of Stockholder set out or contemplated in this Agreement or any other document delivered by Stockholder at the Closing; or

          (c) any and all claims related to disclosed or undisclosed liabilities not reserved for on the Financial Statements related to the Company or the operation of its business on or prior to the Closing Date other than liabilities arising under any Contract after the Closing Date; or

          (d) any and all claims related to any and all taxes due from and owed by Stockholder; or

          (e)  any breach by Stockholder of Article VI.

     7.4  Limitations on Liability.
          -------------------------
          On the second anniversary of the Closing Date, the parties shall be released from the agreements of indemnification contained in Sections 7.1, 7.2 and 7.3 in respect of any claims which have not been made prior to such date; provided, however, that the parties shall not be released from the agreements of indemnification of 7.1, 7.2 and 7.3 which relate to (i) a breach of the representations and warranties contained in Sections 2.2, 2.8, 4.3, 4.9 and Article III or (ii) fraud on the part of the disclosing party

     7.5  Defense of Claims.
          ------------------
          If any action, claim, suit, proceeding, arbitration, order, or governmental investigation or audit (an "Action or Proceeding") is filed or initiated by any third party against any party entitled to the benefit of indemnity hereunder (an "Indemnified Party"), Indemnified Party shall give written notice of such Action or Proceeding to the party owing indemnity hereunder (an "Indemnifying Party") as promptly as practicable (and in any event within thirty (30) days after the service of the citation or summons in respect of such Action or Proceeding); provided, however, that the failure of any Indemnified Party to give timely notice of any Action or Proceeding shall not affect any rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure.


                                     18

     After an Indemnified Party gives notice of an Action or Proceeding to an Indemnifying Party, if the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party is obligated under the terms of his, her or its indemnity hereunder in connection with such Action or Proceeding, then the Indemnifying Party shall be entitled, if he, she or it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of his, her or its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the Indemnified Party, at the Indemnifying Party's cost, risk and expense (unless (i) the Indemnifying Party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party), and to compromise or settle such Action or Proceeding, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party may withhold such consent if, among other things, such compromise or settlement (x) would adversely affect the conduct of business of such Indemnified Party or (y) requires less than an unconditional release to be obtained. If the Indemnifying Party takes control of the defense and investigation of an Action or Proceeding under this Section 7.4, the Indemnifying Party will provide the Indemnified Party access to all records, documents and personnel of the Indemnifying Party and keep the Indemnified Party informed relating to any Action or Proceeding under this Section 7.5.

     If (i) the Indemnifying Party fails to assume the defense of such Action or Proceeding within fifteen (15) days after the Indemnified Party gives notice thereof pursuant to this Section 7.5, or (ii) the named parties to such Action or Proceeding include both of the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Action or Proceeding shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the Action or Proceeding, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.

     The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 7.5 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any Damages by reason of such settlement or judgment. Regardless of whether the Indemnifying Party or the Indemnified Party assumes the defense of any Action or Proceeding under this Section 7.5, the Indemnifying Party will pay all costs and expenses in connection with the defense, compromise or settlement for such Action or Proceeding.


                                     19

     If the Indemnifying Party assumes the defense of any Action or Proceeding under this Section 7.5, the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and the Indemnifying Party's attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the Indemnified Party may, at his or its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. The Indemnifying Party shall pay all expenses due under this Section 7.5 as such expenses become due. In the event such expenses are not so paid, the Indemnified Party shall be entitled to settle any Action or Proceeding under this Section 7.5 without the consent of the Indemnifying Party and without waiving any rights the Indemnified Party may have against the Indemnifying Party.

     7.6  Claims.
          -------
          After becoming aware of a claim for indemnification under this
Article VII not involving any Action or Proceeding of the type described in
Section 7.5, the Indemnified Party shall give notice to the Indemnifying Party of such claim and the amount the Indemnified Party will be entitled to receive hereunder from the Indemnifying Party; provided, however, that the failure of the Indemnified Party to give notice shall not relieve the Indemnifying Party of its obligations under this Article VII except to the extent (if any) that the Indemnifying Party shall have been actually prejudiced thereby. If the Indemnified Party does not receive an objection in writing (a "Notice of Disagreement") to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Party shall be entitled to recover promptly from the Indemnifying Party the amount of such claim, and no later objection by the Indemnifying Party shall be permitted. If the Indemnifying Party agrees that it has an indemnification obligation but objects in a timely-delivered Notice of Disagreement that it is obligated to pay only a lesser amount, the Indemnified Party shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Party's claim for the difference.


                                ARTICLE VIII
                             RESCISSION RIGHTS
                            -------------------

     8.1 Sellers shall have the right of rescind the purchase and sale set forth in this Agreement during the 13 month period of time following the Closing Date. This right of rescission shall be exercisable by Sellers in the event: (i) Buyer does not raise $1 million for the purpose of financing the Company's operations during the six month period following the Closing Date; or (ii) Buyer does not raise $3 million for the purpose of financing the Company's operations during the 12 month period following the Closing
Date.    If Stockholder elects to exercise his rights under this section,
Stockholder shall return the Class D Preferred Shares and all monies received and invested by investors based of the acquisition of the Company by Buyer.



                                     20

                                 ARTICLE IX
                               MISCELLANEOUS
                               --------------

     9.1. Survival of Representations and Warranties.
          -------------------------------------------
          The representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered to Buyer, the Company or Stockholder in connection with this Agreement will survive the Closing Date and the consummation of the transactions contemplated hereby.

     9.2. Expenses.
          ---------
          Buyer and the Company will each pay all of their respective legal and other expenses incurred in the preparation of this Agreement and the
performance of the terms and conditions hereof.    All sales and transfer
taxes required to be paid pursuant to the consummation of the transactions contemplated hereunder shall be paid fifty percent (50%) by Buyer on the one hand and fifty percent (50%) by the Company on the other hand.

     9.3. Governing Law.
          --------------
          This Agreement shall be construed and enforced in accordance with the internal laws (and not the law of conflicts) of the State of California.

     9.4. Entire Agreement.
          -----------------
          This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

     9.5. Severability of Invalid Provision.
          ----------------------------------
          If any one or more covenants or agreements provided in this Agreement should be contrary to law, then such covenant or covenants, agreement or agreements shall be null and void and shall in no way affect the validity of the other provisions of this Agreement.

     9.6. Successors and Assigns.
          -----------------------
          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

     9.7. Section Headings.
          -----------------
          Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

     9.8. Counterparts.
          -------------
          This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties.



                                     21

     9.9. Waiver.
          -------
          Waiver by any party hereunder of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute a continuing waiver of, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     9.10.Non-exclusivity.
          ----------------
          The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and shall be in addition to any and all other rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

     9.11 Notices.
          --------
          All notices, requests, consents and other communications required or permitted hereunder must be in writing and must be personally delivered, mailed first-class postage prepaid, registered or certified mail, or delivered by a nationally recognized overnight courier:



          If to the Stockholder:

          Mario Ramirez
          Three Pointe Drive
          Brea, California 92821

          with a copy to:

          Horwitz & Cron
          4 Venture, Suite 390
          Irvine, California  92618
          Attn:  Lawrence Horwitz, Esq.



          If to the Company

          MCR Printing & Packaging, Inc.
          Three Pointe Drive
          Brea, California 92821
          Attn: Mario Ramirez


          with a copy to:

          Horwitz & Cron
          4 Venture, Suite 390
          Irvine, California  92618
          Attn:  Lawrence Horwitz, Esq.




                                     22

          If to the Buyer, at:

          Liberty Diversified Holdings, Inc.
          600 Anton Boulevard, 11th Floor
          Costa Mesa, California 92626
          Attn:  Ron Touchard
          (949) 718-0999

          with a copy to:

          Oswald & Yap, LLP
          16148 Sand Canyon Avenue
          Irvine, California 92618
          (949) 788-8900
          Attn:  Lynne Bolduc, Esq.

or to such other address as the Stockholder or the Buyer may specify to the other by written notice, and such notices and other communications will be treated as being effective or having been given when delivered, if personally delivered, or when received, if sent by mail.

     THIS AGREEMENT MAY HAVE AMENDMENTS AFTER REVIEW BY LEGAL COUNSEL OF BOTH PARTIES AND IF THEY ARE MUTUALLY AGREED UPON BY BOTH PARTIES.














                                     23


     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.


                              BUYER:

                              LIBERTY DIVERSIFIED HOLDINGS, INC.


                              By:_________________________________________

                              Its:________________________________________


                              STOCKHOLDER:

                              _______________________________
                              Mario Ramirez, individually



                              MCR PRINTING & PACKAGING, INC.

                              By:_________________________________________

                              Its:________________________________________













                                     24